UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 16, 2012

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The 2012 annual meeting of stockholders of Magnum Hunter Resources Corporation (the "Company") has been rescheduled for January 17, 2013 (the "Annual Meeting"). Accordingly, a record date for the Annual Meeting has been set for November 26, 2012. Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary of the Company's 2011 annual meeting of stockholders, the deadline for the submission of stockholder proposals for inclusion in the Company's proxy materials relating to the Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8") will be the close of business on November 26, 2012. To be eligible for inclusion in the Company's proxy materials, stockholder proposals must comply with the requirements of Rule 14a-8 and with the Company's bylaws.

The deadline of November 26, 2012 applies only to stockholder proposals that are eligible for inclusion in the Annual Meeting in accordance with Rule 14a-8.

Important Additional Information

The Company will be filing a proxy statement and other documents regarding the Annual Meeting with the Securities and Exchange Commission (the "SEC"). The Company's stockholders are urged to read the proxy statement and other relevant materials when they become available, because they will contain important information about the Company, the Annual Meeting and related matters. Stockholders may obtain a free copy of the Company's proxy statement when available, and other documents filed by the Company with the SEC at the SEC's website (www.sec.gov) and on the Company's website (www.magnumhunterresources.com).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: November 16, 2012	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

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